                                PSCO CAPITAL TRUST I
                       (a Delaware statutory business trust)

                         PUBLIC SERVICE COMPANY OF COLORADO
                              (a Colorado corporation)

                                  7,760,000 Shares

                       TRUST ORIGINATED PREFERRED SECURITIES


                               UNDERWRITING AGREEMENT

DATED:  MAY 6, 1998

                                PSCO CAPITAL TRUST I
                       (a Delaware statutory business trust)

                         PUBLIC SERVICE COMPANY OF COLORADO
                              (a Colorado corporation)

                                  7,760,000 Shares

           7.60% Trust Originated Preferred Securities (SM) ("TOPrS-SM-")




                               Underwriting Agreement

                                                                    May 6, 1998

MERRILL LYNCH & CO.,

Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
  A.G. Edwards & Sons, Inc.
  Morgan Stanley & Co. Incorporated
  PaineWebber Incorporated
  as representatives (the "Representatives") of the several Underwriters
  c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

              PSCO CAPITAL TRUST I, a Delaware statutory business trust (the "Trust"), and PUBLIC SERVICE COMPANY OF COLORADO, a Colorado corporation ("PSCo"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), A.G. Edwards & Sons, Inc., Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and each of the other Underwriters named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) 7,760,000 7.60% Trust Originated Preferred Securities (liquidation amount $25 per security), representing


------------------
SM "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.

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                                      -2-


preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), guaranteed by PSCo as to the payment of distributions and payments upon liquidation or redemption, and benefiting from certain additional undertakings of PSCo to the extent set forth in (i) the Guarantee Agreement between PSCo and The Bank of New York, as trustee thereunder (the "Guarantee Trustee"), to be dated as of the Time of Delivery (as defined in Section 2 hereof) (the "Guarantee"), (ii) PSCo's 7.60% Deferrable Interest Subordinated Debentures (the "Subordinated Debentures"), to be executed at the Time of Delivery, (iii) the Indenture between PSCo and The Bank of New York, as trustee thereunder (the "Debenture Trustee"), dated as of May 1, 1998, to be supplemented by the First Supplemental Indenture thereto relating to the Subordinated Debentures (collectively, the "Indenture") and (iv) the declaration of trust between PSCo, as depositor, and the trustees named therein (as amended and restated from time to time, the "Declaration").

              Concurrently with the issuance of the Preferred Securities and PSCo's investment in the common securities of the Trust (the "Common Securities") representing undivided beneficial interests in the assets of the Trust, the Trust will loan the proceeds thereof to PSCo and, to evidence such loan, PSCo will issue and deliver to the Trust the Subordinated Debentures, which will be issued under the Indenture.

          SECTION 1.        REPRESENTATIONS AND WARRANTIES.

                    (a) REPRESENTATIONS AND WARRANTIES BY THE TRUST AND PSCO. Each of the Trust and PSCo, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Time of Delivery referred to in Section 2(d) hereof, and agrees with each Underwriter as follows:

      (i) REGISTRATION STATEMENT FILING. A registration statement on Form S-3 (File No. 333-47485), as amended by pre-effective amendment no. 1 thereto, in respect of, among other things, the Preferred Securities, the Guarantee and the Subordinated Debentures (collectively, the "Registered Securities") has been filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), and delivered to the Representatives; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; and no stop order suspending the effec-tiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of PSCo and the Trust, threatened by the Commission (any preliminary prospectus included in such registration statement or thereafter filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is referred to herein as a "Preliminary Prospectus"; the various parts of such registration statement, including (i) all exhibits thereto,
     (ii) if applicable, the information contained in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be a part of the registration statement at the time it was declared effective and (iii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of such registration statement became effective, each as amended at the time such part of such registration statement became effective, are referred to herein collectively as the "Registration Statement"; the final prospectus, as supplemented by the related prospectus supplement, in the form first filed with respect to the Preferred Securities pursuant to Rule 424(b) under the Act, is referred to herein collectively as the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include PSCo's most recent annual report on Form 10-K (the "Form 10-K"), quarterly reports on Form 10-Q or current reports on Form 8-K, if any, filed pursuant to Section 13 or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement (the Form 10-K, the quarterly reports on form 10-Q and any current reports on Form 8-K are referred to herein collectively as the "Exchange Act Filings")).

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                                      -4-

               No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or PSCo by any Underwriter through Merrill Lynch expressly for use therein.

      (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Prospectus, when they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (iii) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TIA"), and the rules and regulations of the Commission thereunder and do not and will not (i) as of the applicable effective date as to the Registration Statement and any amendment thereto

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                                      -5-

     and (ii) as of the applicable filing date and as of the date hereof as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to
     (a) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or PSCo by any Underwriter through Merrill Lynch expressly for use therein or (b) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the TIA.

      (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of PSCo and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of PSCo and its consolidated subsidiaries for the periods specified; and, except as otherwise stated in the Registration Statement, such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.

      (v) INDEPENDENT ACCOUNTANTS. Arthur Andersen LLP are independent public accountants with respect to PSCo as required by the Act and the 1933 Act Regulations.

      (vi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the business, property or condition, financial or otherwise, of PSCo and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by PSCo or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to PSCo and its subsidiaries, considered as one enterprise and (C) except for regular dividends on PSCo's common stock, par value $.01 per share (the "Common Stock") and

     PSCo's preferred stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by PSCo on any class of its capital stock.

      (vii) GOOD STANDING OF THE TRUST. The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Declaration and the agreements and instruments contemplated by the Declaration and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Declaration and described in the Prospectus; the Trust is not a party to or subject to any action, suit or proceeding of any nature; and the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

      (viii) GOOD STANDING OF PSCO. PSCo has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, with due corporate authority to own and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and PSCo is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

      (ix) GOOD STANDING OF SUBSIDIARIES. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of PSCo (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and oper-ate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, property, condition (financial or otherwise) or results of operations of PSCo and its subsidiaries, considered as a whole. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by PSCo, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Significant Subsidiary.

      (x) ABSENCE OF CONFLICTS BY THE TRUST. The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated Debentures by the Trust from PSCo, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Prospectus, and the consummation by the Trust of the transactions contemplated herein and in the Declaration, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties.

      (xi) ABSENCE OF DEFAULTS AND CONFLICTS BY PSCo. Neither PSCo nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which PSCo or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of PSCo or any subsidiary is subject except for such defaults that would not result in a Material Adverse Effect. The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the issuance by PSCo of the Subordinated Debentures and the Guarantee, the compliance by PSCo and the Trust with all of the provisions of this Agreement, the execution, delivery and performance by PSCo of the Declaration, the Guarantee, the Indenture and the Subordinated Debentures (collectively, the "PSCo Agreements"), the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Prospectus, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which PSCo is a party or by which PSCo is bound or to which any of the property or assets of PSCo is subject, nor will such action result in any violation of the provisions of the charter or by-laws of PSCo or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over PSCo or any of its properties.

      (xii) AUTHORIZATION AND DESCRIPTION OF COMMON SECURITIES. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to PSCo against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform in all material respects to the statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Time of Delivery all of the issued and outstanding Common Securities of the Trust will be directly owned by PSCo free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (xiii) AUTHORIZATION OF UNDERWRITING AGREEMENT. This Agreement has been duly authorized, executed and delivered by each of PSCo and the Trust.

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                                      -9-

      (xiii) AUTHORIZATION OF DECLARATION. The Declaration has been duly authorized by PSCo and, at the Time of Delivery, will have been duly executed and delivered by PSCo and, assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will be a valid and binding obligation enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or reorganization laws relating to or affecting the enforcement of creditors' rights and by general equity principles, and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Declaration was or will have been duly qualified under the TIA.

      (xv) AUTHORIZATION OF GUARANTEE AGREEMENT. The Guarantee Agreement has been duly authorized by PSCo and, at the Time of Delivery, will have been duly executed and delivered by PSCo and, assuming due authorization, execution and delivery of the Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of PSCo enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or reorganization laws relating to or affecting the enforcement of creditors' rights and by general equity principles, and the Guarantee and the Guarantee Agreement will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement the Guarantee Agreement was or will have been duly qualified under the TIA.

      (xvi) AUTHORIZATION AND DESCRIPTION OF PREFERRED SECURITIES. The Preferred Securities have been duly authorized by the Declaration and, when issued and delivered pursuant to this Agreement, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to the statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

      (xvii) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by PSCo and, at the Time of Delivery, will have been duly executed and delivered by PSCo and, assuming due authorization, execution and delivery by the Indenture Trustee, will constitute a valid and binding agreement of PSCo enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or reorganization laws relating to or affecting the enforcement of creditors' rights and by general equity principles, and will conform in all material respects to the statements relating thereto contained in the Prospectus; and at the effective date of the Registration Statement, the Indenture was or will have been duly qualified under the TIA.

      (xviii) AUTHORIZATION AND DESCRIPTION OF SUBORDINATED DEBENTURES. The Subordinated Debentures have been duly authorized by PSCo and, at the Time of Delivery, will have been duly executed by PSCo and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of PSCo enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or reorganization laws relating to or affecting the enforcement of creditors' rights and by general equity principles; will be in the form contemplated by, and entitled to the benefits of, the Indenture; and will conform in all material respects to the statements relating thereto contained in the Prospectus.

      (xix) INVESTMENT COMPANY ACT. Neither PSCo nor the Trust is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      (xx) ABSENCE OF FURTHER REQUIREMENTS. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Trust or PSCo or any of their properties is required for the issuance and sale of the Preferred Securities and Common Securities by the Trust, the issuance by PSCo of the Subordinated Debentures and the Guarantee, the purchase of the Subordinated Debentures by the Trust from PSCo, the distribution of the Subordinated
     Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Prospectus, the execution, delivery and performance by PSCo of the PSCo Agreements, or the consummation of the transactions contemplated herein or therein, except the registration of the Registered Securities under the Act, registration of the Preferred Securities under the Exchange Act, the qualification of the Declaration, the Indenture and the Guarantee under the TIA, the filing of an application with and receipt of an order from, the Public Utilities Commission of the State of Colorado (the "Colorado Commission") and the Commission under the Public Utility Holding Company Act of
     1935, as amended (the "1935 Act"), with respect to the transaction contemplated by the PSCo Agreements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance and sale, as the case may be, of the Registered Securities.

      (xxi) FRANCHISES. The franchises held by PSCo and its subsidiaries, together with the applicable Certificates of Convenience and Necessity issued by the Colorado Commission, give PSCo and such subsidiaries all necessary authority for the maintenance and operation of their respective properties and business as now conducted, and are free from burdensome restrictions or conditions of an unusual character;

                    (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of PSCo or the Trust delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by PSCo and by the Trust to each Underwriter as to the matters covered thereby.

          SECTION 2.     SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

                    (a) PREFERRED SECURITIES. Subject to the terms and conditions herein set forth, the Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase, at a purchase price per share of $25.00 per Preferred Security, the number of Preferred Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                    (b) PAYMENT. As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Subordinated Debentures of PSCo, PSCo hereby agrees to pay at the Time of Delivery to Merrill Lynch, for the accounts of the several Underwriters, an amount equal to $0.7875 per share for the Preferred Securities, except that such commission will be $0.50 per Preferred Security sold to certain institutions by wire transfer of immediately available funds.

                    (c) OFFERING OF SECURITIES. Upon the authorization by the Representatives of the release of the Preferred Securities, the several Underwriters propose to offer the Preferred Securities for sale upon the terms and conditions set forth in the Prospectus.

                    (d) CLOSING. The Preferred Securities to be purchased by each Underwriter hereunder will be represented by a global certificate or certificates in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian and registered in the name of Cede & Co., as nominee of DTC. The Trust will deliver the Preferred Securities to Merrill Lynch, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of immediately available funds to the Trust, by causing DTC to credit the Preferred Securities to the account of Merrill Lynch at DTC. The time, date and location of such delivery and payment (the "Time of Delivery") shall be 10:00 a.m., New York time, on May 11, 1998, or at such other time, date and location as the Representatives, the Trust and PSCo may agree upon in writing at LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019.

                    At the Time of Delivery, PSCo will pay, or cause to be paid, the compensation payable to the Underwriters under Section 2 hereof by wire transfer of immediately available funds to Merrill Lynch, on behalf of the Underwriters.

         SECTION 3. COVENANTS OF PSCO AND THE TRUST. Each of the Trust and PSCo, jointly and severally, agrees with each of the Underwriters:

          (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act within the time prescribed under Rule 424(b) or Rule 430A(a)(3), as the case may be, under the Act; to make no further amendment or supplement to the Registration Statement or the Prospectus prior to the Time of Delivery to which the Representatives reasonably object promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; in the case of PSCo, prior to the termination of the offering of the Preferred Securities, to file promptly all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;
     to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Registered Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

          (b) BLUE SKY QUALIFICATION. To use its best efforts, in cooperation with the Underwriters, to qualify the Registered Securities for offering and sale under the securities laws of such jurisdictions of the United States as the Representatives may designate and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Securities, provided that in connection therewith neither the Trust nor PSCo shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (c) DELIVERY OF PROSPECTUSES. To furnish the Underwriters with copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required in connection with the offering or sale of the Preferred Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if or any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon the request of the Representatives to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

          (d) RULE 158. The Trust will make generally available to its security holders as soon as practicable, an earnings statement of PSCo (in form complying with the provisions of Rule 158 under the Act) covering the 12-month period beginning not later than the first day of PSCo's fiscal quarter next following the effective date (as defined in Rule 158) of the Registration Statement.

          (e) RESTRICTION ON SALE OF SECURITIES. During a period of 30 days from the date of the Prospectus, PSCo will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities, any other preferred beneficial interests in any trust or any securities which are substantially similar to the Subordinated Debentures, the Guarantee or the Preferred Securities, or any securities convertible into or exchangeable for or representing the right to receive any of the afore-mentioned securities (other than the Preferred Securities and Subordinated Debentures issued pursuant to this Agreement) or file a registration statement under the Act with respect to the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Securities or such other securities, in cash or otherwise.

          (f) REPORTING REQUIREMENTS. PSCo, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (g) ISSUANCE OF GUARANTEE AND SUBORDINATED DEBENTURES. In the case of PSCo, to issue the Guarantee and the Subordinated Debentures concurrently with the issuance and sale of the Preferred Securities as contemplated herein.

          (h) LISTING. To use their best efforts to list, subject to notice of issuance, (i) the Preferred Securities and (ii) upon any distribution upon the liquidation of the Trust to holders of the Preferred Securities, the Subordinated Debentures, in each case on the New York Stock Exchange.

          (i) DELIVERY OF REGISTRATION STATEMENTS. To the extent not previously so furnished, to furnish to Merrill Lynch two signed copies of the Registration Statement, as initially filed with the Commission, of all amendments thereto, and of all documents incorporated by reference therein (including all exhibits filed therewith, other than exhibits which have previously been furnished to you), two signed copies of each consent and certificate of independent accountants and of each other person who by his profession gives authority to statements made by him and who is named in the Registration Statement as having prepared, certified or reviewed any part thereof, and to furnish to you sufficient unsigned copies of the foregoing (other than exhibits, including consents filed as exhibits, to the Registration Statement) as you may reasonably request for distribution.

          (j) USE OF PROCEEDS. To apply the net proceeds from the sale of the Securities in the manner set forth in the Prospectus.

          SECTION 4.     PAYMENT OF EXPENSES.

                    (a) EXPENSES. The Trust and PSCo, jointly and severally, covenant and agree with the several Underwriters that they will pay the following: (i) the fees, disbursements and expenses of the Trust's and PSCo's counsel and accountants in connection with the registration of the Registered Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, the Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Registered Securities; (iii) all expenses in connection with the qualification of the Registered Securities for offering and sale under state securities laws as provided in Section 3(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any fees charged by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co. (each, a "Rating Agency") for rating the Preferred Securities; (v) the costs and charges of the transfer agent or registrar; (vi) the costs of any depository arrangements for the Preferred Securities with DTC or any successor depository; (vii) all fees and reasonable expenses of the Trustees, the Debenture Trustee and the Guarantee Trustee and any agent thereof and the fees and disbursements of their counsel; (viii) all fees and expenses in connection with the listing of the Preferred Securities and, if applicable, the Subordinated Debentures on the New York Stock Exchange and the cost of registering the Preferred Securities under Section 12 of the Exchange Act;
(ix) the printing of the Preferred Securities and the Subordinated Debentures in certificated form, if required; and (x) all other costs and expenses incident to the performance of obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Preferred Securities by them, and any advertising expenses connected with any offers they may make.

                    (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of
Section 5 or Section 9(a)(i) hereof, PSCo and the Trust, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Trust and PSCo contained in Section 1 hereof or in certificate of any officer of PSCo or any trustee of the Trust delivered pursuant to the provisions hereof, to the performance by PSCo and the Trust of their covenants and other obligations hereunder, and to the following additional conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) and Rule 430A(a)(3), if applicable, within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

          (b) ORDER OF COLORADO COMMISSION. At the Time of Delivery, the order of the Colorado Commission authorizing and approving the issuance and sale of the Registered Securities shall be final and in full force and effect and the time for appeal therefrom or review thereof or intervention with respect thereto shall have expired.

          (c) OPINION OF COUNSEL FOR UNDERWRITERS. Cahill Gordon & Reindel, counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, with respect to the matters referred to in clauses (ii), (iii),
     (iv), (vii), (viii) and (xii) of Section 5(d) hereof and such related matters as you may request (it being understood that such counsel may rely as to all matters of Colorado law and legal conclusions based thereon upon the opinion of counsel for PSCo referred to in Section 5(d) hereof and as to all matters of Delaware law and legal conclusions based thereon upon the opinion of counsel referred to in Section 5(e) hereof); and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

          (d) OPINION OF COUNSEL FOR COMPANY. LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for PSCo and the Trust shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

      (i) PSCo has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. To the best of our knowledge, PSCo is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, properties or operations of PSCo and its subsidiaries considered as one enterprise;

      (ii) The PSCo Agreements each have been duly authorized, executed and delivered by PSCo and constitute valid instruments or obligations, as the case may be, legally binding upon and enforceable against PSCo (except as limited by bankruptcy, insolvency or other laws or equitable principles affecting creditors' rights generally); and the Subordinated Debentures are entitled to the benefits provided by the Indenture;

      (iii) This Agreement has been duly authorized, executed and delivered by PSCo and the Trust;

      (iv) The Declaration, the Indenture and the Guarantee have been duly qualified under the TIA;

      (v) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated Debentures by the Trust from PSCo, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Prospectus, and the consummation of the transactions contemplated herein and in the Declaration, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Declaration or any statute or any order, rule or regulation known to such counsel of any court or government agency or body having jurisdiction over the Trust or any of its properties;

      (vi) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the issuance by PSCo of the Guarantee and the Subordinated Debentures, the compliance by PSCo and the Trust with all of the provisions of this Agreement, the execution, delivery and performance by PSCo of the PSCo Agreement, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Declaration and described in the Prospectus (including the use of the proceeds by PSCo to redeem its outstanding preferred stock) and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument known to such counsel to which PSCo is a party or by which PSCo is bound or to which any of the property or assets of PSCo is subject, nor will such action result in any violation of the provisions of the charter or by-laws of PSCo or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over PSCo or any of its properties;

      (vii) The Registered Securities conform as to legal matters to the statements concerning them in the Prospectus; and the summaries of the PSCo Agreements contained in the Prospectus constitute correct summaries thereof in all material respects for use therein;

      (viii) The statements set forth in the Prospectus under the captions "Description of the Preferred Securities of the Trust," "Certain Terms of the Preferred Securities," "Description of the Preferred Securities Guarantee," "Description of the Debt Securities," insofar as it relates to the Subordinated Debt Securities and "Certain Terms of the Subordinated Debentures," insofar as they constitute summaries or matters of law or legal conclusions, fairly present the information set forth therein;

      (ix) The statements in PSCo's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, incorporated by reference into the Prospectus, under the heading "Character of Ownership" in Item 2. Properties, and insofar as they are, or refer to, statements of law or legal conclusions, have been prepared or reviewed by us and are correct in all material respects and fairly present the information purported to be given;

      (x) To the best of our knowledge, neither PSCo nor any subsidiary is in violation of its charter or by-laws and no default by PSCo or any subsidiary exists in the due performance or observance of any material contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument;

      (xi) The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Trust or PSCo prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the 1934 Act Regulations;

      (xii) The Registration Statement is effective under the Act and, to the best of our knowledge, no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the Act. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Trust or PSCo prior to the Time of Delivery (other than the financial statements (including the notes thereto) and related schedules and other financial or statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the TIA and the rules and regulations thereunder;

      (xiii) Neither the Trust nor PSCo is, and upon the issuance and sale of the Preferred Securities as contemplated by this Agreement and the application of the proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" required to be registered under the Investment Company Act of 1940, as amended;

      (xiv) The statements made in the Prospectus under the caption "United States Taxation," to the extent they constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate, complete and correct in all material respects and fairly present the information set forth therein; and

      (xv) To the extent required by law, the issuance and sale of the Preferred Securities, the Common Securities, the Subordinated Debentures and the Guarantee have been duly authorized and approved by an order of The Public Utilities Commission of the State of Colorado, and by an order of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, and each such order is final and in full force and effect on the date hereof, the time for appeal therefrom or review thereof or intervention with respect thereto having expired; no further approval, authorization, consent or other order of any public board or body is legally required (other than in connection or compliance with the provisions of the securities laws of any jurisdiction) for the issuance and sale by the Trust of the Preferred Securities and the Common Securities and the issuance and sale by PSCo of the Subordinated Debentures and the Guarantee pursuant to this Agreement.

          Such counsel shall state that it does not know of any legal or governmental proceeding (pending or threatened) required to be described in the Registration Statement or Prospectus, as amended or supplemented to the date hereof, which is not described as required, nor of any contract or document of a character required to be described in the Registration Statement or the Prospectus, as amended or supplemented to the date hereof, or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          Such counsel shall also state that in connection with their opinion, they have participated in discussions with officers and representatives of PSCo, in certain of which your representatives and counsel also participated and at which the affairs of PSCo and the contents of the Registration Statement and the Prospectus were discussed.

     There is no assurance that all possible material facts as to PSCo were disclosed to such counsel or that such counsel's familiarity with PSCo or the operations in which it is engaged is such that such counsel have necessarily recognized the materiality of such facts as were disclosed, and such counsel have to a large extent relied upon statements of officers and representatives of PSCo as to the materiality of those facts disclosed to such counsel. Such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except to the limited extent referred to in paragraphs (vii), (viii),
     (ix), and (xiv) above. Subject to the foregoing, and to the other limitations and qualifications expressed in this letter, such counsel may state that nothing has come to its attention that would lead such counsel to believe that the Registration Statement, when it became effective or on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, at the date the Prospectus Supplement was filed with the Securities and Exchange Commission, the Prospectus included, or, at the date hereof, the Prospectus, as it may have been amended or supplemented, includes an untrue statement of a material fact or omitted, or omits, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any belief as to the financial statements (including the notes thereto) and related schedules or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, as to any information contained therein furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use therein or as to the Statements of Eligibility (Form T-1).

          (e) OPINION OF COUNSEL FOR TRUST. Richards, Layton & Finger, P.A., special Delaware counsel for the Trust and PSCo, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

        (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made;

      (ii)     Under the Delaware Business Trust Act and the
     Declaration, the Trust has the trust power and authority to own property and conduct its business as described in the Prospectus;

      (iii) Under the Delaware Business Trust Act and the Declaration, the Trust has the trust power and authority (a) to execute and deliver, and to perform its obligations under, this Agreement and (b) to issue and perform its obligations under the Preferred Securities and the Common Securities;

      (iv)     Under the Delaware Business Trust Act and the
     Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust;

      (v) The Declaration constitutes a legal, valid and binding obligation of PSCo and the Trustees, enforceable against PSCo and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (a) bankruptcy, insolvency, moratorium, receivership, liquidation, fraudulent transfer or conveyance, reorganization and other similar laws relating to or affecting the remedies and rights of creditors, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered or applied in a proceeding in equity or at law) and
     (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

      (vi) The Preferred Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities, as beneficial owners of the Trust (the "Securityholders"), are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and provided that such counsel may note that the Securityholders may be obligated, pursuant to the Declaration, to
     (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover any taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (b) provide security and/or indemnity in connection with requests of or directions to the Property Trustee (as defined in the Declaration) to exercise its rights and powers under the Declaration; and under the Delaware Business Trust Act and the Declaration, the issuance of the Preferred Securities is not subject to preemptive or other similar rights;

      (vii) the Common Securities have been duly authorized by the Declaration and are duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust; and under the Delaware Business Trust Act and the Declaration, the issuance of the Common Securities is not subject to preemptive or other similar rights;

      (viii) The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated herein and the compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration or (b) any applicable Delaware law or Delaware administrative regulation;

      (ix) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Preferred Secu-rities, the consummation by the Trust of the transactions contemplated herein or the compliance by the Trust of its obligations hereunder; and

      (x) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinions, such counsel need express no opinion concerning the securities laws of the State of Delaware).

          (f) OFFICERS' CERTIFICATE. At the Time of Delivery, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, property or condition, financial or otherwise, of PSCo and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of PSCo and of the chief financial officer, chief accounting officer or Treasurer of PSCo, dated as of the Time of Delivery, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, (iii) PSCo has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

          (g)  ACCOUNTANT'S COMFORT LETTER.  On the date of this
     Agreement, Arthur Andersen LLP shall have furnished to the Representatives a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect that:

      (i) they are independent public accountants with respect to PSCo and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder (the "Act Regulations");

      (ii) in their opinion, the audited consolidated financial statements and financial statement schedule(s) incorporated by reference in the Registration Statement and the Prospectus and included in the Form 10-K comply as to form in all material respects with the applicable accounting requirements of the Act, the Act Regulations, the Exchange Act and the applicable published rules and regulations thereunder (the "Exchange Act Regulations");

      (iii) on the basis of (1) the performance of the procedures specified by the American Institute of Certified
     Public Accountants for a review of interim financial information as described in Statement on Auditing Standards
     No. 71, Interim Financial Information, on the unaudited consolidated balance sheets, the unaudited consolidated statements of income and retained earnings, and the unaudited consolidated statements of cash flows, of PSCo and its subsidiaries included in PSCo's quarterly reports on Form 10-Q filed with the Commission under Section 13 of the Exchange Act
     (the "Form 10-Q's") subsequent to the Form 10-K, (2) a reading of the latest available unaudited financial statements of PSCo, (3) a reading of the minutes of the Annual Meeting of Shareholders and the latest minutes of Meetings of the Board of Directors of PSCo as set forth in the minute books for the current year and certain draft resolutions for subsequent meetings and (4) inquiries of the officers of PSCo who have responsibility for financial and accounting matters (it being understood that the foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards and would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Arthur Andersen LLP makes no representation as to the sufficiency of such procedures for the purposes of the several Underwriters), nothing has come to their attention which caused them to believe that (A) any material modifications should be made to the unaudited consolidated financial statements included in the Form 10-Q's for them to be in conformity with generally accepted accounting principles; (B) the unaudited consolidated financial statements included in the Form 10-Q's do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Form 10-Q and Exchange Act Regulations or (C) at the date of the latest available consolidated financial statements and at a specified date not more than three business days prior to the date of such letter, there was any change in the consolidated capital stock or increase in the consolidated long-term debt of PSCo or any decrease in the consolidated net assets or shareholders' equity of PSCo, in each case as compared with the amounts shown on the most recent consolidated balance sheet of PSCo incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of such balance sheet to a specified date not more than three business days prior to the date of such letter, upon inquiries of the appropriate officers of PSCo, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or consolidated net income of PSCo, except in each such case as set forth in or contemplated by the Registration Statement and the Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by the Representatives and PSCo; and

      (iv) In addition to the audits referred to in their report appearing in the Form 10-K incorporated by reference in the Registration Statement and the Prospectus, and the limited procedures referred to in clause (iii) above, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of PSCo and its subsidiaries identified in such letter, provided that said letter may vary from the requirements specified above in such manner as you may deem not to be material or as may be acceptable to the Representatives with the consent of Underwriters who have agreed to purchase in the aggregate 50% or more of the Preferred Securities.

          (h) BRING-DOWN COMFORT LETTER. At the Time of Delivery, the Representatives shall have received from Arthur Andersen LLP a letter, dated as of the Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Time of Delivery.

          (i) MAINTENANCE OF RATING. At the Time of Delivery, the Preferred Securities shall be rated at least Baa1 by Moody's Investor's Service ("Moody's") and BBB+ by Standard & Poor's Ratings Group ("S&P"), a division of McGraw-Hill, Inc., and PSCo shall have delivered to the Representatives a letter dated the Time of Delivery, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Preferred Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Preferred Securities or any of PSCo's other securities by S&P or Moody's, and neither S&P nor Moody's shall have publicly announced that it has under surveillance or review its rating of the Preferred Securities or any of PSCo's other securities, other than any downgrading in the rating assigned to any or all series of PSCo's outstanding preferred stock by Moody's from Baa1 to Baa2.

          (j) EXECUTION OF AGREEMENTS. The Declaration, the Guarantee and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to the Representatives.

          (k) APPROVAL OF LISTING. The Preferred Securities shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

          (l) ADDITIONAL DOCUMENTS. At the Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by PSCo in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (m) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to PSCo at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.   INDEMNIFICATION AND CONTRIBUTION.

                    (a) INDEMNIFICATION OF UNDERWRITERS. The Trust and PSCo, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, as follows:

      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any alleged untrue statement or omission, if such settlement is effected with the written consent of the Trust and PSCo; and

      (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to PSCo by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

                    The Trust and PSCo shall not be liable for indemnity under this Section 6(a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from the fact that such Underwriter sold Preferred Securities to a person to whom it is established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the Act, if the Trust and PSCo has previously furnished to the Underwriters the copies thereof in compliance with this Agreement, and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus that was corrected in the Prospectus.

                    (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees that it will indemnify and hold harmless the Trust and PSCo, their directors, and each of their officers who signed the Registration Statement and each person, if any, who controls them within the meaning of Section 15 of the Act or Section 20 of the 1934 Act to the same extent as the indemnity agreement set forth in Section 6(a) hereof, but only with respect to statements or omissions made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in re-liance upon and in conformity with written information furnished to the Trust or PSCo by such Underwriter through Merrill Lynch expressly for use in the Registration Statement, such Preliminary Prospectus, or the Prospectus, or any amendment or supplement thereto.

                    (c) ACTION AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by PSCo, in each case reasonably acceptable to the indemnifying party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                    (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by PSCo and the Trust on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of PSCo and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                    The relative benefits received by PSCo and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by PSCo and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Preferred Securities as set forth on such cover.

                    The relative fault of PSCo and the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or al-leged omission to state a material fact relates to information supplied by PSCo or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    PSCo, the Trust and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                    Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                    No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of PSCo, each officer of PSCo and the Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as PSCo. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of PSCo submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of PSCo, and shall survive delivery of the Preferred Securities to the Underwriters.

          SECTION 9.     TERMINATION OF AGREEMENT.

                    (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to PSCo, at any time at or prior to the Time of Delivery, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the business, property or condition, financial or otherwise, of PSCo and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of PSCo has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by such exchange or by order of the Commission, or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                    (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If any Underwriter or Underwriters shall fail or refuse at the Time of Delivery (otherwise than for some reason suffi-cient to justify, in accordance with the provisions hereof, the cancellation or termination of its or their obligations hereunder) to purchase and pay for the Preferred Securities which it or they have agreed to purchase as provided in paragraph 4 hereof (the "Defaulted Securities"), and:

          (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Preferred Securities, the remaining Underwriters (the "Non-Defaulting Underwriters") shall have the right, within a period of 24 hours thereafter, to make arrangements for one or more of the Non-Defaulting Underwriters, or any other purchasers acceptable to PSCo, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hour period the Non-Defaulting Underwriters shall not have completed such arrangements for the purchase of all the Defaulted Securities, then the Non-Defaulting Underwriters shall be obligated to purchase and pay for the Defaulted Securities in proportion to their respective original purchase commitments hereunder (based upon the ratio that each of their respective original purchase commitments bears to the aggregate original purchase commitment of the Non-Defaulting Underwriters); or

          (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Preferred Securities, the Non-Defaulting Underwriters shall have the right, within a period of 24 hours thereafter, to make arrangements for one or more of the Non-Defaulting Underwriters, or any other purchasers acceptable to PSCo, to purchase the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, during such 24 hour period the Non-Defaulting Underwriters shall not have completed such arrangements for the purchase of all the Defaulted Securities, then PSCo may, within a further period of 24 hours, make arrangements with one or more other members of the National Association of Securities Dealers, Inc., satisfactory to the Non-Defaulting Underwriters, to purchase and pay for, upon the terms herein set forth, Defaulted Securities for the purchase of which no arrangements shall have been made by the Non-Defaulting Underwriters. In the event that neither the Non-Defaulting Underwriters nor PSCo has arranged for the purchase of the Defaulted Securities as above provided, then this Agreement shall terminate.

                    No action taken by PSCo or the Non-Defaulting
Underwriters under this Section 9 shall relieve any defaulting Underwriter of liability in respect of its default hereunder.

                    In the event that the sale and delivery of all or any principal amount of the Preferred Securities shall be effected as provided in clause (a) or (b) above, (a) either PSCo or the Representatives shall have the right to postpone the Time of Delivery until the fifth business day after the Time of Delivery originally specified in Section 2 hereof or such other time as PSCo and the Representatives (or the representative of the Non-Defaulting Underwriters and the substituted purchasers, if any, if the Representatives shall be in default) shall agree, (b) PSCo shall promptly prepare and file with the Commission any amendments or supplements to the Prospectus which may thereby be made necessary and (c) the respective principal amounts of Preferred Securities to be purchased by the Non-Defaulting Underwriters or substituted purchasers shall be taken as the basis of their respective purchase commitments hereunder.

          SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of: Robert Craig) (telecopy number: 212-449-8636); and notices to PSCo or the Trust shall be directed to it at 1225 17th Street, Suite 900, Denver, Colorado 80507-5533, Attention: Brian P. Jackson (telecopy number:
303-294-2976).

          SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and PSCo and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and PSCo and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and PSCo and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any

Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                    If the foregoing is in accordance with your understanding of our agreement, please sign and return to PSCo a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and PSCo in accordance with its terms.

                                   Very truly yours,

                                   PSCO CAPITAL TRUST I

                                   By: Public Service Company
                                       of Colorado, as Depositor

                                   By: /s/ N.E. Felker
                                       ---------------------------------
                                       Name:
                                       Title:

                                   PUBLIC SERVICE COMPANY OF COLORADO

                                   By: /s/ James D. Steinhilper
                                       ---------------------------------
                                       Name: James D. Steinhilper
                                       Title: Treasurer and Director of Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
A.G. EDWARDS & SONS, INC.
MORGAN STANLEY & CO. INCORPORATED
PAINEWEBBER INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By            /s/ Roger Craig
   ---------------------------------------
            Authorized Signatory

For itself and as Representatives of the other Underwriters named in Schedule A hereto.

                                     SCHEDULE I

                                                            Total Number of
          Name of Underwriter                         Securities to Be Purchased
          -------------------                         --------------------------
 Merrill Lynch, Pierce, Fenner
   & Smith Incorporated.................                              1,365,000
 A.G. Edwards & Sons Inc. ..............                              1,365,000
 Morgan Stanley & Co.
   Incorporated.........................                              1,365,000
 PaineWebber Incorporated...............                              1,365,000
 Advest, Inc. ..........................                                100,000
 BT Alex. Brown Incorporated............                                100,000
 Robert W. Baird & Co.
   Incorporated.........................                                100,000
 Bear, Stearns & Co. Inc. ..............                                100,000
 J.C. Bradford & Co. ...................                                100,000
 CIBC Oppenheimer Corp. ................                                100,000
 Cowen & Company........................                                100,000
 Dain Rauscher Wessels..................                                100,000
 Donaldson, Lufkin & Jenrette
   Securities Corporation...............                                100,000
 EVEREN Securities, Inc. ...............                                100,000
 Fahnestock & Co. Inc. .................                                100,000
 Legg Mason Wood Walker,
   Incorporated.........................                                100,000
 McDonald & Company Securities, Inc. ...                                100,000
 Morgan Keegan & Company,
   Inc. ................................                                100,000
 Olde & Co., Incorporated...............                                100,000
 Piper Jaffray Inc. ....................                                100,000
 Raymond James & Associates,
   Inc. ................................                                100,000
 The Robinson-Humphrey Company,
   LLC..................................                                100,000
 Stifel, Nicolaus & Company,
   Incorporated.........................                                100,000
 Stone & Youngberg......................                                100,000
 TD Securities (USA) Inc. ..............                                100,000
 Tucker Anthony Incorporated............                                100,000
 Wheat First Securities,
   Inc. ................................                                100,000
                                                                      ---------
       Total............................                              7,760,000
                                                                      ---------
                                                                      ---------